                                                                   Exhibit 10.11

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                                   NARCAT LLC,
                                 CARCAT ULC and
                       NARCAT MEXICO, S. DE R.L. DE C.V.,
                                as the Companies

                              THE ANDERSONS, INC.,
                                 as the Servicer

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
               as the Indenture Trustee and as the Backup Servicer

                         ------------------------------

                               SERVICING AGREEMENT

                         ------------------------------

                          Dated as of February 12, 2004

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

                                TABLE OF CONTENTS

SECTION                                                 HEADING                                                      PAGE
ARTICLE I          DEFINITIONS....................................................................................     2

   Section 1.01.   Defined Terms..................................................................................     2
   Section 1.02.   Terms Defined in the Indenture, Sale Agreements or Management Agreement........................     8

ARTICLE II         ADMINISTRATION AND SERVICING OF LEASE RECEIVABLES..............................................     8

   Section 2.01.   The Servicer to Act as Servicer; Standard of Care; Covenants Concerning Leases.................     8
   Section 2.02.   Credit Monitoring; Collection of Lease Receivables and Remittances; the Lockbox Accounts.......    12
   Section 2.03.   Records Held as Bailee.........................................................................    14
   Section 2.04.   Withdrawals from the Collection Accounts.......................................................    14
   Section 2.05.   No Offset......................................................................................    15
   Section 2.06.   Custody of Lease Files.........................................................................    15
   Section 2.07.   Defaulted Leases...............................................................................    16
   Section 2.08.   Claims Under Insurance Policies; Insurance Policy..............................................    17
   Section 2.09.   Servicing Compensation.........................................................................    17
   Section 2.10.   Conflicts of Interest..........................................................................    17
   Section 2.11.   Separate Corporate Existence Covenants.........................................................    17

ARTICLE III        ACCOUNTINGS, STATEMENTS AND REPORTS............................................................    18

   Section 3.01.   Monthly Servicer Report........................................................................    18
   Section 3.02.   Financial Statements; Certification as to Compliance; Notice of Default........................    18
   Section 3.03.   Annual Accountants' Reports....................................................................    19
   Section 3.04.   Delivery of Accountings, Statements and Reports................................................    20
   Section 3.05.   Data Downloads.................................................................................    20

ARTICLE IV         REPRESENTATIONS AND WARRANTIES.................................................................    20

   Section 4.01.   Initial Servicer Representations and Warranties................................................    20
   Section 4.02.   Company Representations and Warranties.........................................................    24
   Section 4.03.   Requirements upon Breach of Certain Representations and Warranties.............................    25

ARTICLE V          INITIAL SERVICER COVENANTS.....................................................................    25

   Section 5.01.   Corporate Existence; Status as Initial Servicer; Merger........................................    25
   Section 5.02.   The Servicer Not to Resign; No Assignment......................................................    26
   Section 5.03.   Servicer Indemnification.......................................................................    26

ARTICLE VI         SERVICER TERMINATION...........................................................................    28

                                       -i-
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
   Section 6.01.   Servicer Events of Termination.................................................................    28
   Section 6.02.   Backup Servicer to Act; Appointment of Successor; Acting as Manager............................    31
   Section 6.03.   Notification to Holders........................................................................    32
   Section 6.04.   Waiver of Breaches and Defaults................................................................    32
   Section 6.05.   Effects of Termination of Servicer.............................................................    32
   Section 6.06.   Rights Cumulative..............................................................................    33

ARTICLE VII        THE BACKUP SERVICER............................................................................    34

   Section 7.01.   Representations of Backup Servicer.............................................................    34
   Section 7.02.   Merger or Consolidation of, or Assumption of the Obligations of, Backup Servicer...............    35
   Section 7.03.   Backup Servicer Resignation....................................................................    35
   Section 7.04.   Duties and Responsibilities....................................................................    35
   Section 7.05.   Backup Servicer Compensation...................................................................    35

ARTICLE VIII       MISCELLANEOUS PROVISIONS.......................................................................    36

   Section 8.01.   Termination of Agreement.......................................................................    36
   Section 8.02.   Amendments.....................................................................................    36
   Section 8.03.   Governing Law..................................................................................    37
   Section 8.04.   Notices .......................................................................................    37
   Section 8.05.   Severability of Provisions.....................................................................    37
   Section 8.06.   Inspection and Examination Rights..............................................................    38
   Section 8.07.   Binding Effect.................................................................................    38
   Section 8.08.   Article Headings...............................................................................    38
   Section 8.09.   Legal Holidays.................................................................................    38
   Section 8.10.   Assignment for Security for the Notes..........................................................    38
   Section 8.11.   Servicing Agreement to Control.................................................................    38
   Section 8.12.   Third-Party Beneficiaries......................................................................    39
   Section 8.13.   No Bankruptcy Petition.........................................................................    39

SCHEDULE I  Servicer Employee Benefits

EXHIBIT A   Form of Monthly Servicer Report
EXHIBIT B   Request for Release

         SERVICING AGREEMENT, dated as of February 12, 2004 (this "Agreement"), by and among NARCAT LLC ("NARCAT"), a Delaware limited liability company, CARCAT ULC ("CARCAT"), a Nova Scotia unlimited liability company, NARCAT MEXICO, S. DE R.L. DE C.V. ("NARCAT MEXICO"), a Mexican limited liability company with variable capital, (each, a "Company" and collectively, the "Companies"), THE ANDERSONS, INC. ("The Andersons"), an Ohio corporation, as the servicer (the "Servicer"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Wells Fargo"), a national banking association, as the indenture trustee (the "Indenture Trustee") and as the backup servicer (the "Backup Servicer").

                              PRELIMINARY STATEMENT

         The Companies are entering into an Indenture, dated as of February 12, 2004 (as amended or supplemented from time to time, the "Indenture"), among the Companies and the Indenture Trustee, pursuant to which the Companies will issue, jointly and severally, $29,000,000 aggregate principal amount of their 2.79% Class A-1 Railcar Notes due 2019, $21,000,000 aggregate principal amount of their 4.57% Class A-2 Railcar Notes due 2019, $31,400,000 of their 5.13% Class A-3 Railcar Notes due 2019 and $5,000,000 aggregate principal amount of their 14.00% Class B Railcar Notes due 2019 (collectively, the "Notes"). The obligations of the Companies under the Notes and the Indenture will be secured by specified Railcars, Leases and other Railcar Assets (as such capitalized terms are defined herein) and related assets, in each case as described in the Indenture.

         NARCAT is entering into a Sale Agreement, dated as of February 12, 2004 (the "NARCAT Sale Agreement"), with Cap Acquire, LLC (the "NARCAT Seller") providing for, among other things, the sale by the NARCAT Seller to NARCAT of certain Railcars, Leases and the other Railcar Assets which NARCAT is and will be pledging to the Indenture Trustee, and in which NARCAT is granting to the Indenture Trustee a security interest.

         CARCAT is entering into a Sale Agreement, dated as of February 12, 2004 (the "CARCAT Sale Agreement"), with Cap Acquire Canada ULC (the "CARCAT Seller") providing for, among other things, the sale by the CARCAT Seller of certain Railcars, Leases and other Railcar Assets which CARCAT is and will be pledging to the Indenture Trustee, and in which CARCAT is granting to the Indenture Trustee a security interest.

         NARCAT Mexico is entering into a Sale Agreement, dated as of February 12, 2004 (the "NARCAT Mexico Sale Agreement" and, together with the NARCAT Sale Agreement and the CARCAT Sale Agreement, the "Sale Agreements"), with Cap Acquire Mexico, S. de R.L. de C.V. (the "NARCAT Mexico Seller" and, together with the NARCAT Seller and the CARCAT Seller, the "Sellers") providing for, among other things, the sale by the NARCAT Mexico Seller of certain Railcars, Leases and other Railcar Assets which NARCAT Mexico is and will be pledging to the Indenture Trustee, and in which NARCAT Mexico is granting to the Indenture Trustee a security interest.

         It is a condition precedent to the issuance of the Notes under the Indenture that, on or prior to the Closing Date (as defined in the Indenture), the Companies enter into this Agreement with the Servicer and the Backup Servicer to provide for the servicing of the Leases. In order to further secure each Company's obligations under the Indenture and the Notes, each Company is granting to the Indenture Trustee a security interest in, among other things, such Company's rights derived under this Agreement, and the Servicer agrees that all covenants and agreements made by the Servicer herein with respect to the Leases, Railcars and other Railcar Assets shall also be for the benefit and security of the Class A Note Insurer (as defined herein), the Indenture Trustee and all Holders of the Notes. For its services hereunder, the Servicer will receive the Servicer Fee (as defined herein) as set forth in Section 2.09.

         On the date hereof, the Companies and Wells Fargo, as the Indenture Trustee and as the backup manager, are entering into a Management Agreement, dated as of February 12, 2004 (the "Management Agreement"), with The Andersons (the "Manager") for the purpose of engaging the Manager, on behalf of each respective Company, to cause such Company's Railcars to be maintained, insured and marketed in accordance with industry standards, perform all of such Company's obligations under the Leases with its Lessees and other agreements and perform other functions, in each case, as set forth therein.

         The Servicer is engaged in the business of owning, leasing, managing and servicing railcars for itself and for others, and each Company desires to retain the Servicer, on the terms and conditions set forth in this Agreement, to receive and apply as required under the Indenture all collections received with respect to the Leases, Railcars and other Railcar Assets on behalf of each such Company.

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. Defined Terms. Subject to Section 1.02 and except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms:

         "Action" shall mean any action, claim, suit, litigation, arbitration or governmental investigation.

         "Affiliate" shall have the meaning set forth in the Indenture.

         "Agreement" shall mean this Servicing Agreement as amended, restated or supplemented from time to time as permitted hereby.

         "Asset Purchase Agreement" shall have the meaning set forth in the Indenture.

         "Authorized Officer" shall have the meaning set forth in the Indenture.

         "Backup Servicer" shall have the meaning set forth in the preamble of this Agreement.

         "Backup Servicer Fee" shall mean the fees of the Backup Servicer set forth in that certain fee letter, dated February 12, 2004, and acknowledged on February 12, 2004 by the Companies.

         "Board of Directors" shall mean the Board of Directors of the Servicer or any duly authorized committee of such Board.

         "Business Day" shall have the meaning set forth in the Indenture.

         "CARCAT" shall have the meaning set forth in the preamble to this Agreement.

         "CARCAT Lockbox Account" shall have the meaning set forth in Section 2.02(c).

         "CARCAT Lockbox Agreement" shall mean the Lockbox Agreement, dated as of February 12, 2004, by and among the CARCAT Lockbox Bank, CARCAT, the Servicer and the Indenture Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "CARCAT Lockbox Bank" shall mean Bank of Montreal, and its successors and assigns.

         "CARCAT Sale Agreement" shall have the meaning set forth in the Preliminary Statement of this Agreement.

         "CARCAT Seller" shall have the meaning set forth in the Preliminary Statement of this Agreement.

         "Change of Control" shall have the meaning set forth in the Management Agreement.

         "Class A Note Insurer" shall mean MBIA Insurance Corporation, a stock insurance company incorporated under the laws of the State of New York, or its successors in interest.

         "Class A Notes" shall have the meaning set forth in the Indenture.

         "Class B Holders" shall have the meaning set forth in the Indenture.

         "Closing Date" shall have the meaning set forth in the Indenture.

         "Collateral" shall have the meaning set forth in the Indenture.

         "Collection Accounts" shall have the meaning set forth in the Indenture.

         "Collection Period" shall have the meaning set forth in the Indenture.

         "Collections" shall have the meaning set forth in the Indenture.

         "Company" or "Companies" shall have the meaning set forth in the preamble of this Agreement.

         "Concentration Limits" shall have the meaning set forth in the Indenture.

         "Continued Errors" shall have the meaning set forth in Section 6.05(e).

         "Controlling Party" shall have the meaning set forth in the Indenture.

         "Defaulted Lease" shall mean any Lease that comes into and continues in default for 90 days.

         "Determination Date" shall have the meaning set forth in the Indenture.

         "Environmental Law" shall have the meaning set forth in the Indenture.

         "Errors" shall have the meaning set forth in Section 6.05(e).

         "Event of Default" shall have the meaning set forth in the Indenture.

         "Existing Leases" shall have the meaning set forth in the Indenture.

         "GAAP" shall have the meaning set forth in the Indenture.

         "Governmental Authority" shall have the meaning set forth in the Indenture.

         "Hazardous Commodities" shall have the meaning set forth in the Indenture.

         "Holder" or "Holders" shall have the meaning set forth in the Indenture.

         "Indemnified Parties" shall have the meaning set forth in Section 5.03.

         "Indenture" shall have the meaning set forth in the Preliminary Statement of this Agreement.

         "Indenture Trustee" shall have the meaning set forth in the preamble of this Agreement.

         "Initial Manager" shall have the meaning set forth in the Management Agreement.

         "Initial Servicer" shall mean The Andersons and any of its Affiliates.

         "Insurance Policy" shall have the meaning set forth in the Indenture.

         "Insurance Proceeds" shall have the meaning set forth in the Indenture.

         "Knowledge of the Servicer" shall mean the actual knowledge, after due inquiry, of the officers of the Servicer or its Affiliate responsible for matters relating to the Servicer's performance of its obligations hereunder.

         "Law" shall have the meaning set forth in the Indenture.

         "Lease" shall have the meaning set forth in the Indenture.

         "Lease File" shall mean, with respect to each Lease, (i) a certified copy of the Lease, (ii) each executed original counterpart of the Lease that constitutes "chattel paper" or an "instrument" for purposes of Sections 9-102(a)(11) and (47) of the Uniform Commercial Code, (iii) a guaranty, if any,
(iv) documents evidencing or related to any Insurance Policy, (v) copies of all statements, memorandums, UCC financing statements and other documents filed with respect to the Lease in accordance with the filing requirements of this Agreement, (vi) copies of any additional Lease documents evidencing any waivers, amendments or modifications of the Lease by the Servicer in accordance with the terms of this Agreement, and (vii) any other documents relating thereto held by the Servicer.

         "Lease Receivables" shall have the meaning set forth in the Indenture.

         "Lessee" shall have the meaning set forth in the Indenture.

         "Liens" shall have the meaning set forth in the Indenture.

         "Liquidation Proceeds" shall have the meaning set forth in the Indenture.

         "Lockbox Account" shall have the meaning set forth in Section 2.02(c).

         "Lockbox Agreements" shall mean, collectively, the NARCAT Lockbox Agreement, the CARCAT Lockbox Agreement and the NARCAT Mexico Account Agreement.

         "Lockbox Bank" shall mean with respect to the NARCAT Lockbox Agreement, the NARCAT Lockbox Bank, with respect to the Canadian Lockbox Agreement, the CARCAT Lockbox Bank, and with respect to the NARCAT Mexico Account Agreement, the NARCAT Mexico Bank, respectively.

         "Manager" shall have the meaning set forth in the Management Agreement.

         "Management Agreement" shall have the meaning set forth in the Preliminary Statement of this Agreement.

         "Material Adverse Effect" shall have the meaning set forth in the Indenture.

         "Monthly Servicer Report" shall have the meaning set forth in Section 3.01.

         "NARCAT" shall have the meaning set forth in the preamble to this Agreement.

         "NARCAT Collection Account" shall have the meaning set forth in the Indenture.

         "NARCAT Lockbox Account" shall have the meaning set forth in Section 2.02(c).

         "NARCAT Lockbox Agreement" shall mean the Lockbox Agreement, dated as of February 12, 2004, by and among the NARCAT Lockbox Bank, NARCAT, the Servicer and the Indenture Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "NARCAT Lockbox Bank" shall mean Harris Trust and Savings Bank, and its successors and assigns.

         "NARCAT Mexico" shall have the meaning set forth in the preamble to this Agreement.

         "NARCAT Mexico Account" shall have the meaning set forth in Section 2.02(c).

         "NARCAT Mexico Account Agreement" shall mean each Contract for Multiple Banking and Financial Services, dated as of February 12, 2004, by and between the NARCAT Mexico Bank and NARCAT Mexico, and any instructions or directions related to each such account, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "NARCAT Mexico Bank" shall mean Scotiabank Inverlat, and its successor and assigns.

         "NARCAT Mexico Sale Agreement" shall have the meaning set forth in the Preliminary Statement of this Agreement.

         "NARCAT Mexico Seller" shall have the meaning set forth in the Preliminary Statement of this Agreement.

         "NARCAT Sale Agreement" shall have the meaning set forth in the Preliminary Statement of this Agreement.

         "NARCAT Seller" shall have the meaning set forth in the Preliminary Statement of this Agreement.

         "Notes" shall have the meaning set forth in the Preliminary Statement of this Agreement.

         "Officer's Certificate" shall mean a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Servicer.

         "Opinion of Counsel" shall have the meaning set forth in the Management Agreement.

         "Permitted Liens" shall have the meaning set forth in the Indenture.

         "Person" shall have the meaning set forth in the Indenture.

         "Predecessor Servicer Work Product" shall have the meaning set forth in
Section 6.05(e).

         "Purchase" shall have the meaning set forth in the Management
Agreement.

         "Purchase Price" shall have the meaning set forth in the Management Agreement.

         "Railcar" or "Railcars" shall have the meaning set forth in the Indenture.

         "Railcar Assets" shall have the meaning set forth in the Indenture.

         "Railcar Entities" shall have the meaning set forth in the Indenture.

         "Rapid Amortization Event" shall have the meaning set forth in the Indenture.

         "Rating Agencies" shall have the meaning set forth in the Indenture.

         "Rating Agency Condition" shall have the meaning set forth in the Indenture.

         "Relevant Company" shall mean, in respect of any Leases, Railcars or other Railcar Assets, the Company which is the owner thereof.

         "Relevant Sale Agreement" shall have the meaning set forth in the Management Agreement.

         "Rent" shall have the meaning set forth in the Indenture.

         "Reported Companies" shall have the meaning set forth in the Management Agreement.

         "Reported Companies' Financial Statements" shall have the meaning set forth in the Management Agreement.

         "Seller" or "Sellers" shall have the meaning set forth in the Preliminary Statement of this Agreement.

         "Separate Person" shall have the meaning set forth in Section 2.11.

         "Servicer" shall have the meaning set forth in the preamble of this Agreement, or any Successor Servicer appointed pursuant to Section 6.01.

         "Servicer Event of Termination" shall mean each of the occurrences or circumstances enumerated in Section 6.01.

         "Servicer Fee" shall mean the amounts due to the Servicer pursuant to
Section 2.09.

         "Servicer Termination Notice" shall have the meaning set forth in
Section 6.01(a).

         "Servicing Officer" means any representative of the Servicer involved in, or responsible for, the administration and servicing of the Leases whose name appears on a list of servicing officers furnished to the Class A Note Insurer, the Indenture Trustee and the Companies by the Servicer, as such list may from time to time be amended in accordance with Section 2.01(d).

         "Servicing Standard" shall have the meaning set forth in Section
2.01(c).

         "Solvent" shall have the meaning set forth in the Indenture.

         "Stated Value" shall have the meaning set forth in the Indenture.

         "Subsequent Lease" shall have the meaning set forth in the Indenture.

         "Successor Servicer" shall have the meaning set forth in Section
6.01(b).

         "Tangible Net Worth" shall have the meaning set forth in the Management Agreement.

         "Tax Payment Amount" shall have the meaning set forth in the Indenture.

         "Tax Payment Recipient" shall have the meaning set forth in the Indenture.

         "The Andersons" shall mean The Andersons, Inc., an Ohio corporation, and its permitted successors and assigns.

         "TOP CAT" shall mean TOP CAT Holding Co., a Delaware corporation.

         "Transaction Documents" shall have the meaning set forth in the Indenture.

         "UCC" shall have the meaning set forth in the Management Agreement.

         Section 1.02. Terms Defined in the Indenture, Sale Agreements or Management Agreement. For the purposes of this Agreement, capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture or, if not defined therein, in the Sale Agreements or the Management Agreement, as applicable.

                                   ARTICLE II

                ADMINISTRATION AND SERVICING OF LEASE RECEIVABLES

         Section 2.01. The Servicer to Act as Servicer; Standard of Care; Covenants Concerning Leases. (a) Each Company hereby retains The Andersons as Servicer hereunder, as an independent contractor for the purpose of undertaking and performing the services described in this Agreement, and The Andersons hereby agrees to act as Servicer on the terms and conditions set forth herein.

         (b) The Servicer shall administer the Leases, and maintain and administer the Lease Files, on behalf of the Companies in accordance with the terms of this Agreement and, subject to the Indenture, the Servicer shall have the requisite power and authority to do any and all things in connection with such servicing and administration which it may deem necessary or desirable in accordance with the standard of care set forth below; provided, however, that such actions do not infringe upon the duties of the Manager as set forth in the Management Agreement. Without limiting the generality of the foregoing, subject to Sections 2.01(f) and 2.01(l), the Servicer is hereby authorized and empowered by each Company to execute and deliver, on behalf of such Company, any and all consents, instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Leases (except any consent to be given by such Company pursuant to this Section 2.01).

         (c) All of the functions, services, duties and obligations of the Servicer under this Agreement shall be performed by the Servicer at a level of care and diligence consistent with customary commercial practices as would be used by a prudent Person in the railcar leasing and servicing industry and the level of care and diligence utilized by the Servicer in its business and in the servicing of the Servicer's own fleet of railcars, if any, in order for each Company to be able to perform its obligations under the Leases and the other applicable Transaction Documents (the "Servicing Standard"). The Servicer agrees that servicing of the Leases (including the collection and distribution of any Liquidation Proceeds) shall be carried out in accordance with the Servicing Standard.

         (d) Promptly after the execution and delivery of this Agreement, the Servicer shall deliver to the Companies, the Class A Note Insurer and the Indenture Trustee the titles for two employees of the Servicer (which employees shall have experience and expertise in the railcar leasing industry sufficient to perform the duties and obligations of the Servicer under this Agreement in accordance with the Servicing Standard) which shall be involved in, or responsible for, the administration and servicing of the Leases, which list shall from time to time be updated by the Servicer, upon reasonable notice to, and upon the written consent of an Authorized Officer of, each of the Companies.

         (e) The parties hereto acknowledge that the Companies shall retain title to, and ownership and exclusive control of, the Collateral (subject to the Lien of the Indenture). Except as expressly permitted hereunder, the Servicer will not acquire any title to, security interest in, or other rights of any kind in or to the Railcars, Leases other Railcar Assets. The Servicer agrees not to file any Lien, exercise any right of setoff against, or attach or assert any claim in, any of the Leases, Railcars or other Railcar Assets, unless authorized pursuant to a judicial or administrative proceeding or a court order or on behalf of the Companies or the Indenture Trustee in accordance with this Agreement or the Indenture.

         (f) In performing its obligations hereunder, the Servicer may, acting in the name of the Relevant Company and without the necessity of obtaining the prior consent of the Relevant Company or the Indenture Trustee, enter into and grant modifications, waivers and amendments to the terms of any Lease as it may deem reasonably necessary or advisable to maximize Collections, except for modifications, waivers or amendments that (i) are inconsistent with the Servicing Standard, (ii) after giving effect thereto, would cause such Lease to cease to comply with any of the representations and warranties of the Manager in Section 4.03 of the Management Agreement, (iii) after giving effect thereto, would permit the Lessee thereunder to take action with respect to the Railcars which are subject to such Lease which would cause the Relevant Company to be in default of its obligations under any of the Transaction Documents to which it is a party, or (iv) otherwise could reasonably be expected to materially adversely affect, individually or in the aggregate, the interests of any Company, the Class A Note Insurer, the Indenture Trustee or the Holders or otherwise would conflict with Section 2.01(l).

         (g) Unless otherwise directed by a Company, the Servicer shall not be required on such Company's behalf to threaten or commence any legal or other proceedings before any court or Governmental Authority or nongovernmental organization in connection with its performance or actions hereunder if, in the Servicer's reasonable judgment consistent with the Servicing Standard, the potential expense or risk associated with such exercise or action is such that the Servicer would not undertake such exercise or action with respect to other railcars owned, managed or serviced by the Servicer. If the Servicer, in accordance with this Agreement, commences a legal proceeding to enforce a Defaulted Lease or commences or participates in a legal proceeding relating to or involving a Lease, the Relevant Company will be deemed to have automatically assigned such Lease to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by such Company, pursuant to this Section 2.01, to execute and deliver, on behalf of itself and the Company, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other notices, demands, claims, complaints, responses, affidavits or other documents or instruments, without recourse to the Company, in connection with any such proceedings. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Lease on the ground that is not a real party in interest or a holder entitled to enforce the Lease, then the Company will, at the Servicer's expense and direction, take steps to enforce the Lease, including bringing suit in the Company's name.

         (h) In the event of any modification, waiver or amendment of any Lease in accordance with this Section 2.01, the Servicer will (i) duly note such modification, waiver or amendment in the next succeeding Monthly Servicer Report (and certify therein that such modification, waiver or amendment is not prohibited by the provisions of this Section 2.01), (ii) prior to the end of the calendar month in which such Monthly Servicer Report is delivered (or sooner if so requested by the Indenture Trustee), furnish the Indenture Trustee with a copy thereof, and (iii) shall take such other action, if any, as is necessary to preserve and maintain the perfection and priority of the Lien of the Indenture with respect to such Lease as so modified or amended (including, if necessary, delivering all originals thereof not in the possession of the Lessee under the related Lease to the Indenture Trustee).

         (i) At the request of a Lessee, the Servicer may, in its sole discretion, consent to the assignment of any Lease (or Lessee's leasehold interest in Railcars leased thereunder); provided, however, that (i) such Lessee will remain liable for all of its obligations under such Lease prior to such assignment, (ii) such assignee satisfies the credit criteria set forth in the Servicer's credit policies and procedures, (iii) after giving effect thereto, the Companies will be in compliance with the Concentration Limits, and (iv) such assignment will not cause the relevant Leases, Railcars or other Railcar Assets to cease to comply with any of the representations and warranties of the Manager contained in Section 4.03 of the Management Agreement.

         (j) At the request of a Lessee, the Servicer may, in its sole discretion, consent to the sublease of any Railcars under a Lease; provided, however, that unless each Lessee will remain liable for all of its obligations under such Lease (including with respect to the related Railcars) and such sublease shall be subject and subordinate to the Lessee's obligations under such Lease, then (i) such sub-lessee satisfies the credit criteria set forth in the Servicer's credit policies and procedures and (ii) the original copies of such sub-lease which constitute chattel paper are delivered to the Indenture Trustee, and the Servicer instructs that all payments thereunder are to be sent directly to the related Lockbox Bank for deposit into the related Lockbox Account.

         (k) The Servicer may enter into servicing agreements with one or more subservicers, with prior written notice to the Class A Note Insurer, the Companies, the Backup Servicer and the Indenture Trustee, to perform all or a portion of the servicing functions on behalf of the Servicer; provided, however, that the Servicer will remain obligated and be liable to the Class A Note Insurer, the Indenture Trustee, the Backup Servicer and the Relevant Company for servicing and administering the Leases in accordance with the provisions of this Agreement, without diminution of such obligation and liability by virtue of the appointment of such subservicer, to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Leases. The fees and expenses of the subservicer (if any) will be as agreed between the Servicer and its subservicer and shall be the liability of the Servicer exclusively, and none of the Class A Note Insurer, the Indenture Trustee, the Backup Servicer, the Companies or any Holder will have any responsibility therefor; provided, however, to the extent agreed to between the Servicer and subservicer, expenses of the subservicer may be reimbursed by the Servicer and treated for all purposes hereof as expenses incurred by the Servicer (which shall be reimbursable by the Relevant Company if and to the extent provided herein and subject to the availability of funds therefor under the Indenture). All actions of a subservicer taken pursuant to such a subservicer agreement will be taken as an agent of the Servicer with the same force and effect as though performed by the Servicer. The Successor Servicer may in the course of performing its duties hereunder employ agents or attorneys, and the Successor Servicer shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent or attorney appointed by it with due care hereunder.

         (l) The Servicer shall not take any action, without the consent of the Relevant Company and the Indenture Trustee (acting at the direction of the Controlling Party) which would release any Person from any of its covenants or obligations under any of the Leases or under any other instrument included in the Collateral, which action or release would materially and adversely affect the interests of the Holders, the Class A Note Insurer or the Indenture Trustee in any such Lease or which would result in the amendment, hypothecation, subordination, termination, set off or discharge of, or impair the validity or effectiveness of, any of the Leases or any such instrument, except as expressly provided herein and therein.

         (m) The Backup Servicer may, both before and after the time, if any, that it is acting as Successor Servicer, share information regarding the Railcars, Leases and other Railcar Assets with subservicers and its agents and attorneys; provided, however, that, unless a Servicer Event of Termination has occurred and is continuing or the Class A Note Insurer directs otherwise, the Backup Servicer shall ensure that such shared information has been redacted to remove all information that, if disclosed, would create a competitive disadvantage for The Andersons (including but not limited to the names of Lessees).

         (n) The Servicer shall not directly perform services in Canada nor hire non-Canadian residents to perform services in Canada. The Servicer, as an agent for CARCAT, shall engage Canadian residents to perform services in Canada for CARCAT.

         Section 2.02. Credit Monitoring; Collection of Lease Receivables and Remittances; the Lockbox Accounts. (a) The Servicer shall monitor the creditworthiness and performance of the Lessees and use its best efforts consistent with the Servicing Standard to collect all payments of Rents and all other amounts required under the terms and provisions of the Leases to be paid as and when the same shall become due, and shall use collection procedures consistent with the Servicing Standard.

         (b) In addition, the Servicer shall use its best efforts consistent with the Servicing Standard to collect all amounts due and owing, and to enforce all of the Relevant Company's rights to collect such amounts, from any and all other Persons and sources (other than Lessees to the extent provided elsewhere in this Section 2.02) with respect to the Leases, Railcars and other Railcar Assets, including any Insurance Proceeds, warranty payments, and overpayments and refunds with respect to taxes, maintenance or other services provided to or for the benefit of the Relevant Company or the Leases, Railcars or other Railcar Assets, and hourly fees and Railroad Mileage Credits.

         (c) NARCAT will establish a lockbox account in the United States (the "NARCAT Lockbox Account"), CARCAT will establish a lockbox account in Canada (the "CARCAT Lockbox Account") and NARCAT Mexico will establish a segregated account in Mexico (the "NARCAT Mexico Account") (each a "Lockbox Account") for payments under the Leases to be maintained at the related Lockbox Bank in the name of Indenture Trustee pursuant to the related Lockbox Agreement. The Servicer shall not create or permit to exist any Lien, charge or encumbrance on any Lockbox Account.

         (d) The Servicer will bill each Lessee (at least monthly, quarterly, semi-annually or annually, as applicable for Rent payable under such Lease) as agent for the Companies, in invoices, separate from invoices for any leases or railcars not owned by the Companies, for the amount of rent or other amounts (including the Rent) owed with respect to the Railcars by the Lessee. Each invoice will provide a detailed listing of such Railcars, and the applicable amounts due and owing (including the Rent) with respect to each such Railcar, to which the invoice relates. For certain Lessees, invoices may be sent electronically. The Railcars will be sufficiently identified in the detail of the invoice, by serial or other identification number, to allow the parties to specifically identify the amounts which are due to the Relevant Company. All invoices will instruct the obligor thereunder to make payment of such invoice directly to the related Lockbox Bank for deposit into the related Lockbox Account.

         (e) The Servicer shall arrange with each Lockbox Bank that by 1:00 p.m. on each Business Day (or as soon thereafter as practicable), such Lockbox Bank will make available to the Servicer a computer file of customer checks and related documentation containing information with respect to all payments received in such Lockbox Account from 12:00 noon of the previous Business Day through 12:00 noon of such Business Day.

         (f) If the payment information made available by any Lockbox Bank to the Servicer under Section 2.01(e) is insufficient to determine the proper allocation of a payment (or any portion thereof) between The Andersons and the Companies, the Servicer will use such other information as is available and conduct such procedures as are appropriate to determine the proper allocation of such payment, including a review of original Lease and invoice information and contacting Lessees, to the extent necessary.

         (g) By the close of business on each Business Day, the Servicer will cause all funds held in the NARCAT Lockbox Account or in the CARCAT Lockbox Account to be transferred to the applicable Collection Account maintained under the Indenture. By the close of business on the second Business Day after deposit of any payment into the NARCAT Mexico Account, the Servicer will cause all funds held in the NARCAT Mexico Account to be transferred to the NARCAT Collection Account.

         (h) If, notwithstanding the payment instructions given by the Servicer in its invoices under Section 2.01(d), Lease payments or other amounts in respect of the Railcars are received directly by the Servicer, the Servicer agrees to hold any such Lease payments or other amounts in trust and forthwith, promptly and in any event with the time set forth in Section 2.01(g), to transmit and deliver to the related Lockbox Bank (for transfer pursuant to Section 2.01(g) to the Collection Accounts maintained under the Indenture), in the form received, all cash, checks and other instruments or writings for the payment of money so received by the Servicer.

         (i) Each Lockbox Account will be titled in the name of the Indenture Trustee as trustee (the "Lockbox Trustee") on behalf of the related Company, the Class A Note Insurer and the Holders. As to the Companies' billings following the appointment of a Successor Servicer, the Successor Servicer shall re-caption the invoices to refer to the Successor Servicer, as agent for the Companies. Effective as of the date of termination of the initial Servicer, the Successor Servicer will submit reports, as needed, to the Lockbox Trustee indicating the amount billed to Lessees in respect of the Railcars. In instances where a customer of more than one of The Andersons and the Companies pays with a single check that is not in the full amount owed to all such parties, unless it is manifestly clear that the deduction is allocable to the Companies, the Successor Lockbox Trustee will be instructed to assume that the deduction is allocable to The Andersons and to the extent that such deduction exceeds the amount due to The Andersons, any such excess shall be allocated pro-rata (based upon reported billings) among the Companies.

         (j) The Servicer may not allow an offset of the amount of any security deposit against any payment under any Lease.

         Section 2.03. Records Held as Bailee. With respect to Leases serviced by the Servicer, the Servicer shall retain all data and records relating directly to, or maintained in connection with, the servicing of such Leases at the offices of the Servicer, and shall give the Companies and the Indenture Trustee, or such other Person as the Indenture Trustee shall direct, access to all such data and records at all reasonable times, and, while a Servicer Event of Termination shall be continuing, the Servicer shall, on demand of the Indenture Trustee, deliver to or at the direction of the Indenture Trustee all data and records necessary for the servicing of such Lease Receivables. If the rights of the Servicer shall have been terminated pursuant to Section 6.01, the Servicer shall, in accordance with Section 6.01(e), deliver to the Indenture Trustee or the Successor Servicer all data and records necessary for the servicing of such Leases and shall otherwise cooperate with the Indenture Trustee and the Successor Servicer as set forth in Section 6.01(e).

         Section 2.04. Withdrawals from the Collection Accounts. (a) The Servicer is entitled to make requests to the Indenture Trustee for withdrawals from the Collection Accounts, and the Indenture Trustee shall pay to the Servicer from the Collection Accounts, to the extent there are available funds in the Collection Accounts, at the Servicer's written direction:

                  (i) any amounts received from the Lessees or other parties which the Servicer has reasonably identified as amounts not constituting payments made with respect to the Leases, the Railcars or other Railcar Assets;

                  (ii) all amounts received in respect of Leases, Railcars and other Railcar Assets on or before the Closing Date with respect to Existing Leases or the date of transfer to any Company with respect to Subsequent Leases; and

                  (iii) all amounts received in respect of Leases following the Purchase thereof by the Manager or the Servicer;

provided, however, that the Servicer shall hold any amounts under this Section
2.04 in trust for the relevant appropriate person and payable to such appropriate person (except with respect to amounts received in respect of Leases, Railcars or other Railcar Assets following the Purchase thereof by the Manager, in which case in trust for the Manager and payable to the Manager) upon receipt by the Servicer.

         (b) For purposes of determining whether payments received from Lessees are attributable to the Leases transferred, sold and assigned to one of the Companies, all payments received from Lessees and all deficiencies in such payments will be allocated in accordance with the Servicer's records and the further provisions of this paragraph. If any deficiency in any payment from any Lessee shall occur and such Lessee shall have identified the source of the deficiency in its payment, the payments received shall be allocated in accordance with the Servicing Standard (including, where appropriate, the allocation specified by the Lessee). If any deficiency shall occur and no such identification is made by the Lessee, the payment received shall be allocated on a pro rata basis.

         Section 2.05. No Offset. The obligations of the Servicer under this Agreement shall not be subject to any defense, counterclaim or right of offset which the Servicer has or may have against any Company, the Class A Note Insurer, the Backup Servicer, the Indenture Trustee or any Holder whether in respect of this Agreement, any Lease, Railcar or other Railcar Asset or otherwise.

         Section 2.06. Custody of Lease Files. (a) Pursuant to the Indenture, the Companies have pledged the Collateral to the Indenture Trustee and the Indenture Trustee will hold such Collateral, including the Lease Files, for the benefit of all Holders and the Class A Note Insurer, as their interests may appear, subject to the terms and provisions thereof.

         (b) The Servicer, as agent of the Indenture Trustee and the Relevant Company, shall hold and hereby acknowledges that it shall hold the Lease Files (exclusive of any original counterpart of the Lease constituting chattel paper held by the Indenture Trustee or in the possession of the Lessee under such Lease) and any other Collateral that it may from time to time receive hereunder as custodian for the Indenture Trustee, in accordance with the Servicing Standard as such Servicing Standard applies to servicers acting as custodial agents. So long as the Backup Servicer is not acting as Servicer, the Indenture Trustee will not be responsible for any actions of the Servicer in its role of custodian of the Lease Files. The Servicer shall promptly report to the Indenture Trustee any failure by it to hold the complete Lease Files previously provided on behalf of the Indenture Trustee as herein provided and shall promptly take appropriate action to remedy any such failure. As custodian, the Servicer shall have and perform the following powers and duties:

                  (i) hold the Lease Files (exclusive of any original counterpart of the Lease constituting chattel paper held by the Indenture Trustee or in the possession of the Lessee under such Lease) that it may from time to time receive hereunder on behalf of the Indenture Trustee and the Holders, maintain accurate records pertaining to each Lease to enable it to comply with the terms and conditions of this Agreement and the Transaction Documents, and maintain a current inventory thereof;

                  (ii) with respect to the handling and custody of such Lease Files, implement policies and procedures in accordance with the Servicing Standard so that the integrity and physical possession of such Lease Files will be maintained; and

                  (iii) attend to all details in connection with maintaining custody of such Lease Files on behalf of the Indenture Trustee.

         (c) In so acting as custodian of such Lease Files, the Servicer agrees further that it does not and will not have or assert any beneficial ownership interest in the Leases, Railcars or other Railcar Assets. Promptly upon the Relevant Company's acquisition thereof, the Servicer, on behalf of the Indenture Trustee, shall note in its computer records relating to the Leases and the Railcars that the Relevant Company has acquired the Lease and the related Railcars and all right and title thereto and interest therein and that the Relevant Company has pledged the Railcars and the Leases to the Indenture Trustee as part of the Collateral.

         (d) The Servicer agrees to maintain any Lease Files that it may from time to time receive on behalf the Indenture Trustee at the Servicer's office located in Atlanta, Georgia; provided, however, the Servicer will be permitted to transfer all such Lease Files to its office located in Maumee, Ohio or to such other offices of the Servicer as shall from time to time be identified by prior written notice to the Indenture Trustee and the Class A Note Insurer. Subject to the foregoing, the Servicer may temporarily move individual Lease Files (up to an aggregate number of 18 Lease Files at any given time) or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with the Servicing Standard; provided, however, that the Servicer will take all action necessary to maintain the perfection of the Indenture Trustee's security interest in the Lease Files and the proceeds thereof. It is intended that by the Servicer's agreement pursuant to this Section 2.06, the Indenture Trustee shall be deemed to have possession of the Lease Files (to the extent not already held by the Indenture Trustee pursuant to the Indenture) for purposes of Section 9-305 of the Uniform Commercial Code of the state in which the Lease Files are located.

         (e) If, in order to conduct collection and other servicing activities in accordance with the Servicing Standard, it is necessary for the Servicer to possess the original counterpart of any Lease which is held by the Indenture Trustee, the Servicer will submit a request for release to the Indenture Trustee substantially in the form attached as Exhibit B. Upon receipt of such request for release, the Indenture Trustee shall release to the Servicer the original counterpart of such Lease within 7 days; provided, however, that without the written consent of the Controlling Party, the Indenture Trustee shall not have released more than 18 Lease Files to the Servicer that have not been returned. The Servicer shall return all such original counterparts to the Indenture Trustee when the Servicer's need therefor no longer exists.

         Section 2.07. Defaulted Leases. (a) The Servicer shall use its best efforts consistent with the Servicing Standard to terminate any Lease that it has reasonably determined should be terminated following a default thereunder, and at the Relevant Company's expense, to repossess the Railcars subject to such Lease, to accelerate any deferred payments thereunder and to enforce all rights of the Relevant Company with respect thereto. The Servicer shall follow such practices and procedures as are consistent with the Servicing Standard and otherwise as it shall deem necessary or advisable and as shall be customary and usual in its servicing of railcar leases and other actions by the Servicer in order to realize upon such a Lease, which may include its best efforts consistent with the Servicing Standard to enforce any recourse obligations of Lessees. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Lease on the ground that it shall not be a real party in interest or a holder entitled to enforce the Lease, the Relevant Company shall, at the Servicer's direction and at the Relevant Company's expense, take steps to enforce the Lease, including bringing suit in its name or the name of the Indenture Trustee (prior written notice of which shall be given to the Indenture Trustee).

         (b) Notwithstanding the foregoing, the Servicer shall take action to terminate any Lease, and use its best efforts, at the Relevant Company's expense, to repossess the Railcars under such Lease, immediately after such Lease becomes a Defaulted Lease and shall, in accordance with its credit policies and procedures, bring an action against the Lessee for all amounts due under such Lease and institute proceedings to repossess the Railcars leased thereunder; provided, however, that the Servicer may delay, for a period not to exceed 180 days, taking any such action with respect to Railcars comprising not more than 5% of the aggregate Stated Value of all Railcars at any one time under all Defaulted Leases, if it determines, in its reasonable judgment and in accordance with the Servicing Standard, that such delay is advisable.

         Section 2.08. Claims Under Insurance Policies; Insurance Policy. (a) In connection with its activities as Servicer, the Servicer agrees to present to, on behalf of itself, the Indenture Trustee, the Class A Note Insurer, the Companies and the Holders, any claims to the Insurer under the applicable Insurance Policy (but in no event to settle, adjust or compromise such claims without such insured's prior written consent).

         (b) The Servicer shall maintain, at its own expense, an insurance policy, with coverage appropriate and customary in the industry with responsible companies on all officers or employees of the Servicer, or other persons authorized by the Servicer to act in any capacity with regard to the Collateral to handle funds, money, documents and papers relating to the Leases, and shall deliver to the Indenture Trustee and the Class A Note Insurer evidence of such insurance policy by the Closing Date and once every twelve months thereafter. Any such insurance policy shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, and fraudulent acts of such persons and shall be maintained in a form and amount that would meet the requirements of a prudent institutional servicer. No provision of this Section 2.08 requiring such insurance policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Any such insurance policy shall not be cancelled or modified without ten days' prior written notice to the Indenture Trustee and the Class A Note Insurer. The Servicer shall promptly, but in any event within five days after receipt, notify the Indenture Trustee and the Class A Note Insurer upon receipt from the surety of any termination, cancellation notice or any other notice of a material change to the terms of such insurance policy.

         Section 2.09. Servicing Compensation. As compensation to the Servicer for the performance of services hereunder, the Servicer shall be entitled to receive a monthly fee equal to 1/10 of 1% per annum of the Note Principal Balance as of the related Accounting Date (the "Servicer Fee"), which shall be paid to the Servicer on each Payment Date in accordance with, and subject to the priority of payment provisions of, Section 12.02(d) or Section 6.08, as applicable, of the Indenture.

         Section 2.10. Conflicts of Interest. It is expressly understood and agreed that nothing herein shall be construed to prevent or prohibit the Servicer from providing the same or similar services to any Person or organization not a party to this Agreement. In particular, the Servicer shall be entitled to own, lease and operate for its own account railroad cars and equipment identical to the Railcars serviced hereunder and/or to service such railroad cars or equipment, and any leases thereof, under a similar servicing agreement with another owner.

         Section 2.11. Separate Corporate Existence Covenants. The Servicer recognizes that the Indenture Trustee, the Holders and the Class A Note Insurer have entered into the Transaction Documents on the understanding that each of the Companies, the Sellers and TOP CAT (each, a "Separate Person") is an entity intended to have its own separate existence independent from that of the Servicer. In connection therewith, the Servicer will (i) maintain separate bank accounts and books of account from each Separate Person, (ii) not hold itself out to third parties as liable or responsible for the debts of each Separate Person (except for performance of such obligations which are assumed by it as Servicer hereunder) and not hold any Separate Person out to third parties as being liable or responsible for the debts of the Servicer, (iii) not conduct business in the name of any Separate Person except when acting in the name of such Separate Person in its capacity as Servicer and it identifies itself as such, (iv) not hold itself out as the owner of the Railcar Assets and take reasonable steps to ensure that Lessees and other parties dealing with the Railcar Assets are aware of the Separate Person's interests therein and (v) take such other actions on its part as may be required for each Separate Person to be in compliance with Sections 4.01(g) and 10.01(p) of the Indenture on the Closing Date. In the event that the Servicer's consolidated financial statements are required under GAAP to include any Separate Person, the Servicer will include footnotes therein that disclose the separate existence of each such Separate Person and its assets from the Servicer and the Servicer's assets.

                                   ARTICLE III

                       ACCOUNTINGS, STATEMENTS AND REPORTS

         Section 3.01. Monthly Servicer Report. With respect to each Payment Date and the related Collection Period, the Servicer will provide to the Backup Servicer, the Class A Note Insurer and the Indenture Trustee, on the Determination Date immediately prior to such Payment Date, a Monthly Servicer Report (a "Monthly Servicer Report"), substantially in the form of Exhibit A hereto with each of the items specified on such form completed as the case may be, together with such supplemental information reasonably requested by the Controlling Party.

         Section 3.02. Financial Statements; Certification as to Compliance; Notice of Default. The Servicer will deliver to the Indenture Trustee, the Backup Servicer, each Rating Agency and the Class A Note Insurer, except as provided in subsection (h):

                  (a) within 90 days after the end of each fiscal year of the Reported Companies, a copy of the Reported Companies' Financial Statements for such fiscal year certified in a manner acceptable to the Controlling Party by the senior financial officer of the Servicer or such other person as may be acceptable to the Controlling Party, it being understood that delivery to the Indenture Trustee, the Backup Servicer, each Rating Agency and the Class A Note Insurer of the Servicer's report on Form 10-K filed with the Securities and Exchange Commission shall satisfy the requirements of this Section 3.02(a);

                  (b) with each set of Reported Companies' Financial Statements delivered pursuant to subsection (a) above and (d) below, the Servicer will deliver an Officer's Certificate demonstrating compliance with all financial covenants or tests calculated by reference to such financial statements and containing an additional certification to the effect that a review of the activities of the Servicer during the period covered by the Reported Companies' Financial Statements, and of its performance under this Agreement has been made under the supervision of the officer executing such Officer's Certificate with a view to determining whether during such period the Servicer had performed and observed all of its obligations under this Agreement, and either (i) stating that based on such review no default by the Servicer under this Agreement has occurred and is continuing, or (ii) if such a default has occurred and is continuing, specifying such default, the nature and status thereof and what steps, if any, the Servicer is planning to do or has done to cure such default;

                  (c) promptly upon becoming aware of the existence of any condition or event which constitutes a Servicer Event of Termination, a written notice describing its nature and period of existence and what action the Servicer is taking or proposes to take with respect thereto;

                  (d) quarterly, unaudited versions of the Reported Companies' consolidated balance sheet, year-to-date income statement, retained earnings and cash flows within 45 days after the end of each quarter (other than the quarter at the end of each fiscal year), it being understood that delivery to the Indenture Trustee, the Backup Servicer, each Rating Agency and the Class A Note Insurer of the Servicer's report on Form 10-Q filed with the Securities and Exchange Commission shall satisfy the requirements of this Section 3.02(d);

                  (e) copies of any reports filed by the Servicer with the SEC or the Rating Agencies concerning the Servicer;

                  (f) in the case of the Initial Servicer, copies of any certificates required to be furnished by the Initial Servicer under any credit agreement to which the Initial Servicer shall be a party and which address compliance by the Initial Servicer with the requirements of such credit agreement and the absence or existence of defaults thereunder;

                  (g) such other information regarding the Railcars, the Leases, the Servicer or the transactions contemplated hereby as the Class A Note Insurer may reasonably request; and

                  (h) with respect to the financial reports described in subsections (a) and (d), and the notice described in subsection (c), above, the Servicer will also deliver such reports to the Holders (except that the Servicer shall not be obligated to deliver the notice described in subsection (c) above to each Holder if the Controlling Party has waived such Servicer Event of Termination in accordance with
         Section 6.04).

         Section 3.03. Annual Accountants' Reports. (a) On or before 120 days after the end of each fiscal year of the Servicer, the Servicer shall deliver to each Company, the Indenture Trustee, the Backup Servicer, the Class A Note Insurer (or, in the event that a Class A Note Insurer Default shall have occurred and is continuing, the Holders of the Class A Notes), each Rating Agency and the Class B Holders a report of a firm of independent public accountants of recognized national standing selected by the Servicer to the effect that such firm has examined certain documents and records relating to the servicing of the Railcars, the Leases and the other Railcar Assets under this Agreement and that, on the basis of such examination conducted substantially in compliance with generally accepted audit standards, nothing came to their attention which caused them to believe that the Servicer has accounted for matters regarding the Railcars, the Leases and the other Railcar Assets, including deposits in, and requested withdrawals from, the Collection Accounts, otherwise than in accordance with this Agreement, except for such immaterial exceptions or errors on records that, in the opinion of such firm, it is not required to report.

         (b) In the event such independent public accountants require the Indenture Trustee to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 3.03, the Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

         Section 3.04. Delivery of Accountings, Statements and Reports. To the extent that the Servicer and the Manager are the same Person, it may, in its sole discretion and to the extent practicable, fulfill its obligations under this Article III and Article III of the Management Agreement with the delivery of one monthly report, one set of financial statements, a single Officer's Certificate (executed in its capacities as both Servicer and Manager) or a single accountants' report, as the case may be.

         Section 3.05. Data Downloads. The Initial Servicer shall provide to the Backup Servicer, upon the request of the Backup Servicer from time to time, data downloads in a format reasonably acceptable to the Backup Servicer, for the purpose of ensuring that the Backup Servicer will be able to act as Successor Servicer.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Section 4.01. Initial Servicer Representations and Warranties. The Initial Servicer hereby represents and warrants to each Company, the Indenture Trustee and the Backup Servicer as follows:

                  (a) Corporate Existence and Power. The Servicer has been duly organized and is validly existing and in good standing as a corporation under the laws of the state of Ohio, with all requisite power and authority to own its properties and to transact the business in which it is now engaged, and the Servicer is duly qualified to do business and is in good standing in each state where the nature of its business requires it to be so qualified except where failure to so qualify would not have a Material Adverse Effect. The Servicer has all requisite power and authority and has taken all action necessary to enter into this Agreement and the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the

         Servicer of this Agreement are within the Servicer's powers, have been duly authorized by all necessary action and do not contravene any applicable Law, the Servicer's organizational documents or any contractual or other obligation binding on or affecting the Servicer or any of its assets. The Servicer has delivered to each Company, the Indenture Trustee and the Class A Note Insurer a true and correct copy of its articles of incorporation, its code of regulations and other organizational documents.

                  (b) No Conflict. The performance of the Servicer's obligations under this Agreement and each other Transaction Document to which it is a party will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than as contemplated by this Agreement and the other Transaction Documents, and other than Permitted Liens) upon any of the property or assets of the Servicer pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of any charter document of the Servicer or any statute or any order, rule or regulation of any court or Governmental Authority having jurisdiction over it or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court, or any such Governmental Authority is required for the consummation of the other transactions contemplated by this Agreement or any other Transaction Document to which it is a party except such consents, approvals and authorizations which have been obtained or such registrations or qualifications which have been made.

                  (c) Due Authorization, Execution and Delivery. Each Transaction Document to which the Servicer is a party has been duly authorized, executed and delivered by the Servicer and each such Transaction Document is a valid and legally binding agreement of the Servicer, enforceable against the Servicer in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity.

                  (d) Solvency. Both before and after giving effect to the transactions contemplated by this Agreement, the Servicer is Solvent.

                  (e) Accuracy of Information. All information heretofore furnished (including, but not limited to, the Reported Companies' Financial Statements) by the Servicer to each Company, the Indenture Trustee, the Class A Note Insurer and the Backup Servicer for purposes of or in connection with this Agreement, the other Transaction Documents, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by it hereunder will be, true, complete and correct in every material respect, on the date such information is stated or certified, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (f) Tax Status. It has (i) timely filed all federal, state and local tax returns or permitted extensions thereof in the United States and all other tax returns or permitted extensions thereof in foreign jurisdictions required to be filed and (ii) paid or made adequate provision in accordance with GAAP for the payment of all taxes, assessments and other governmental charges.

                  (g) Employee Benefits. With respect to employees that primarily work in connection with the Railcar Assets:

                           (i) Except as set forth on Schedule I, with respect
                  to current or former employees of the Servicer, the Servicer does not maintain, participate in or contribute to any (A) deferred compensation or retirement plans or arrangements, (B) tax-qualified or nonqualified defined contribution or defined benefit plans or arrangements which are employee pension benefit plans (as defined in Section 3(2) of ERISA), (C) employee welfare benefit plans (as defined in Section 3(1) of ERISA), (D) phantom stock appreciation right, stock option, stock purchase or other stock based plans, or (E) any fringe benefit plans or programs. The Servicer does not maintain or contribute to any employee welfare benefit plan that provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA or other applicable Law.

                           (ii) The employee pension benefit plans and employee
                  welfare benefit plans (and related trusts and insurance contracts) of the Servicer, which plans are described on
                  Schedule I, have been administered in compliance with the requirements of applicable Laws, except where failure thereof would not result in a Material Adverse Effect on the Collateral. Each employee pension benefit plan which is intended to be a "qualified plan" has received an opinion letter from the Internal Revenue Service as to the qualification under the Code of such plan.

                           (iii) With respect to each of the plans listed on
                  Schedule I, the Servicer has made available to each Company and the Class A Note Insurer true and complete copies of (A) the plan documents, summary plan descriptions and summaries of material modifications and other material employee communications about such plan, (B) the opinion letter received from the Internal Revenue Service, (C) the Form 5500 Annual Report (including all schedules and other attachments) for the most recent plan year, (D) all related trust agreements, insurance contracts or other funding agreements which implement such plans and (E) all contracts relating to each such plan, including, without limitation, service provider agreements, insurance contracts, investment management agreements and record keeping agreements.

                           (iv) All contributions and other payments required to
                  have been made by the Servicer with respect to any plan described on Schedule I have been or will be made when due.

         To the Knowledge of the Servicer, no plan described on Schedule I is subject to any ongoing audit, investigation or other administrative proceeding of any Governmental Authority nor has any Action been commenced against any such plan (other than for benefits in the ordinary course), in which the adverse result thereof would result in a Material Adverse Effect on the Railcar Assets, or on any Company after the Closing Date.

                  (h) Employment Matters. The Servicer is not party to, bound by, or negotiating in respect of any collective bargaining agreement or any other agreement with any labor union, association or other employee group in connection with its railcar leasing business, nor, to the Knowledge of the Servicer, is any employee that primarily works in connection with its railcar leasing business represented by any labor union or similar association. No labor union or employee organization has been certified or recognized as the collective bargaining representative of any employee of the Servicer that primarily works in connection with its railcar leasing business. To the Knowledge of the Servicer, there are no formal union organizing campaigns or representation proceedings in process or formally threatened with respect to any employee of the Servicer that primarily work in connection with its railcar leasing business, nor are there any existing or, to the Knowledge of the Servicer, threatened at large labor strikes, work stoppages, organized slowdowns, unfair labor practice charges, or labor arbitration proceedings affecting employees of the Servicer that primarily work in connection with its railcar leasing business.

                  (i) Environmental Matters. Except to the extent such matters would not have a Material Adverse Effect:

                           (i) to the Knowledge of the Servicer, the Servicer is
                  in compliance with all applicable Environmental Laws related to the Collateral. Except for matters that have been fully resolved, the Servicer has not received any written communication from any person or Governmental Authority that alleges that its operations in connection with the Railcar Assets are not in compliance with applicable Environmental Laws;

                           (ii) to the Knowledge of the Servicer, the Servicer
                  has obtained all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the conduct of its railcar leasing business, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and to the Knowledge of the Servicer, the Servicer is in compliance with all terms and conditions of the Environmental Permits; and

                           (iii) there is no Environmental Claim pending or, to
                  the Knowledge of the Servicer, threatened against or concerning the Railcar Assets.

         To the Knowledge of the Servicer, no release of any Hazardous Commodities has occurred on or from any of the Railcar Assets, which requires investigation, assessment, monitoring, remediation or cleanup under Environmental Laws.

                  (j) Credit and Collection Policies. The Servicer has previously delivered to the Class A Note Insurer a true and correct copy of its credit and collection policies, and no material amendments shall be made to such policies without the consent of the Class A Note Insurer.

         Section 4.02. Company Representations and Warranties. Each Company hereby represents and warrants to the Servicer, the Indenture Trustee and the Backup Servicer as follows:

                  (a) Such Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority to own its properties and to transact the business in which it is now engaged, and such Company is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business requires it to be so qualified except where failure to so qualify would not have a Material Adverse Effect. Such Company has all requisite power and authority and has taken all action necessary to enter into this Agreement and the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by such Company of this Agreement and the other Transaction Documents are within such Company's powers, have been duly authorized by all necessary action and do not contravene any applicable Law, such Company's organizational documents or any contractual or other obligation binding on or affecting the Company or any of its assets.

                  (b) The performance of such Company's obligations under this Agreement and each other Transaction Document to which it is a party will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than as contemplated by this Agreement and the other Transaction Documents, and other than Permitted Liens) upon any of the property or assets of such Company pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement (including the Leases) or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of any charter document of such Company or any statute or any order, rule or regulation of any court or Governmental Authority having jurisdiction over it or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court, or any such Governmental Authority is required for the consummation of the other transactions contemplated by this Agreement or any other Transaction Document to which it is a party except such consents, approvals and authorizations which have been obtained or such registrations or qualifications which have been made.

                  (c) Each Transaction Document to which such Company is a party has been duly authorized, executed and delivered by such Company and each such Transaction Document is a valid and legally binding agreement of such Company, enforceable against such Company in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity.

                  (d) Each Company has delivered to the Servicer a true, complete and correct copy of the Indenture.

         Section 4.03. Requirements upon Breach of Certain Representations and Warranties. (a) Upon discovery by any Company or the Servicer that any of the representations or warranties of the Initial Manager set forth in the Management Agreement with respect to each Railcar, Lease and other Railcar Asset was incorrect as of the time made, the party making such discovery shall give prompt notice to the others, to the Class A Note Insurer and to the Indenture Trustee, and the Servicer shall take such steps as are necessary to cause the Initial Manager to comply with its obligations set forth in Section 4.04 of the Management Agreement. If the Initial Manager fails to comply with such obligations by the date required under the Management Agreement, the Servicer shall pursue any remedies available against the Railcar Entities under the Asset Purchase Agreement for any breach thereunder and deposit any amounts received from the Railcar Entities into the Collection Accounts.

         (b) If, as a result of any act or failure to act of the Initial Servicer (other than actions taken as a result of a default on the part of the Lessee), any Lease shall be terminated in whole or in part by the Lessee or amounts due under any Lease shall be reduced or impaired, other than by reason of a short-term credit granted or allowed by the Initial Servicer in the ordinary course of business which does not reduce the amount of Rent relating to the relevant Lease, the Initial Servicer shall be required to Purchase all of the Railcars related to such Lease and any related Railcar Assets by deposit of the Purchase Price into the Collection Accounts on or prior to the Determination Date next following the calendar month in which the Initial Servicer's obligation to purchase such Railcars and any related Railcar Assets arose.

                                    ARTICLE V

                           INITIAL SERVICER COVENANTS

         Section 5.01. Corporate Existence; Status as Initial Servicer; Merger.
(a) The Initial Servicer shall keep in full effect its existence and good standing as a corporation in its state of incorporation and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to enable the Initial Servicer to perform its duties under this Agreement, except where the failure to so qualify would not have a Material Adverse Effect on the Initial Servicer or its ability to perform its duties hereunder; provided, however, that the Initial Servicer may reincorporate in another state, if to do so would be in the best interest of the Initial Servicer and would not have a Material Adverse Effect upon any Company, the Class A Note Insurer, the Backup Servicer, the Indenture Trustee or the Holders, and the Initial Servicer has complied with the requirements set forth in Section 5.01(b).

         (b) The Initial Servicer shall not consolidate with or merge into any other Person or convey, transfer or lease substantially all of its assets as an entirety to any Person, unless (i) the entity formed by such consolidation or into which the Initial Servicer has merged or the Person which acquires by conveyance, transfer or lease substantially all the assets of the Initial Servicer as an entirety, executes and delivers to each Company, the Class A Note Insurer, the Backup Servicer and the Indenture Trustee an agreement, in form and substance reasonably satisfactory to each Company, the Backup Servicer and the Indenture Trustee (acting at the direction of the Controlling Party), which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Initial Servicer under this Agreement, (ii) such Person at the time of the execution of such agreement has at least the same Tangible Net Worth as the Initial Servicer at the time of such consolidation, merger or transfer but in any event a Tangible Net Worth of at least $75,000,000, (iii) after giving effect to such merger or consolidation, no Servicer Event of Termination shall have occurred and be continuing, (iv) such Person shall meet the criteria required of and applicable to a Successor Servicer set forth in Section 6.01(b) and (v) the Initial Servicer shall have received the prior written consent of the Controlling Party.

         Section 5.02. The Servicer Not to Resign; No Assignment. (a) The Servicer shall not resign from the duties and obligations hereby imposed on it except (i) upon a determination by its Board of Directors that by reason of a change in applicable legal requirements the continued performance by the Servicer of its duties under this Agreement would cause it to be in violation of such legal requirements, said determination to be evidenced by a resolution of its Board of Directors to such effect accompanied by an Opinion of Counsel reasonably satisfactory to the Indenture Trustee, the Backup Servicer and the Controlling Party to such effect, (ii) upon appointment of a Successor Servicer by the Companies, with the approval of the Indenture Trustee (acting at the direction of the Controlling Party), and (iii) upon the entering into of amendments to this Agreement to effect such succession in form reasonably acceptable to each Company, the Backup Servicer and the Indenture Trustee (acting at the direction of the Controlling Party).

         (b) The Servicer may not assign this Agreement or delegate any of its rights, powers, duties or obligations hereunder, provided, however, that the Servicer may subservice its duties and obligations hereunder in accordance with
Section 2.01(k) and assign this Agreement in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with Section 5.01(b).

         (c) Except as provided in Sections 5.02(a) and 6.01, the duties and obligations of the Servicer under this Agreement shall continue until this Agreement shall have been terminated as provided in Section 8.01, and shall survive the exercise by the any Company, the Class A Note Insurer, the Backup Servicer or the Indenture Trustee of any right or remedy under this Agreement, or the enforcement by any Company, the Class A Note Insurer, the Backup Servicer, the Indenture Trustee or any Holder of any provision of the Indenture, the Notes or this Agreement.

         Section 5.03. Servicer Indemnification. The Servicer shall indemnify and hold harmless each of the Companies, the Class A Note Insurer, the Backup Servicer, the Indenture Trustee and the Holders and their respective Affiliates and the directors, officers, employees and agents of each thereof (the "Indemnified Parties"), from and against:

                  (a) any breach of or any inaccuracy in any representation or warranty made by the Servicer in this Agreement or in any certificate delivered pursuant thereto;

                  (b) any breach of or failure by the Servicer to perform any covenant or obligation of the Servicer set out or contemplated in this Agreement (except for any such breach or failure which has been fully remedied in accordance with Section 4.03);

                  (c) the negligence, recklessness or willful misconduct of the Servicer;

                  (d) any dispute, counterclaim, defense, loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of any act or failure to act on the part of the Servicer with respect to its obligations under this Agreement, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim;

                  (e) any failure by the Servicer to comply with any applicable Law with respect to any Railcar Asset;

                  (f) the commingling by the Servicer of Collections at any time with any other funds; or

                  (g) any inability to obtain any judgment in or utilize the court or other adjudication system of, any jurisdiction in which a Lessee may be located as a result of the failure of the Servicer to qualify to do business or file any notice of business activity report or any similar report;

provided, however, that (i) the Servicer shall not indemnify the Indemnified Parties if such acts, omissions or alleged acts or omissions constitute fraud, negligence, or willful misconduct by such Indemnified Party, (ii) the Servicer shall not indemnify the Indemnified Parties for any liability, cost or expense of the Collateral with respect to any federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Holders in connection herewith to any taxing authority, (iii) the Servicer shall not indemnify the Indemnified Parties in respect of any Tax Payment Amount owing by any Company, except to the extent that (A) the Servicer shall have failed to include in the Monthly Servicer Report complete and correct information in respect of such Tax Payment Amount and the Tax Payment Recipient thereof and (B) amounts shall have been paid to or at the direction of the Companies under Section 12.02(d) or Section 6.08 of the Indenture, as applicable, which would not have been so paid but for such failure, and (iv) in the event that a Successor Servicer (including the Backup Servicer) shall succeed to the duties of the Servicer, the provisions of this Section 5.03 shall not apply to such Successor Servicer unless expressly agreed to thereby. The provisions of this Section 5.03 shall survive any expiration or termination of this Agreement. Any indemnification owed to the Indemnified Parties under this Section 5.03 shall be due and payable within 30 days of the applicable Indemnified Party's demand therefor.

                                   ARTICLE VI

                              SERVICER TERMINATION

         Section 6.01. Servicer Events of Termination. (a) If any of the following acts or occurrences (each, a "Servicer Event of Termination") shall occur and be continuing:

                  (i) any failure by the Servicer to deposit into any Lockbox Account or any Collection Account any payment, transfer or deposit, any Insurance Proceeds or any other amounts paid under or with respect to any Lease, Railcar or other Railcar Asset to the Servicer or the Relevant Company pursuant to this Agreement, or any failure to deliver any original of any Lease constituting chattel paper to the Indenture Trustee (or to such other Person as the Indenture Trustee may direct), in each case required to be made hereunder that continues unremedied for a period of two Business Days after the date such deposit or delivery is required to be made; or

                  (ii) any failure by the Servicer to submit a Monthly Servicer Report pursuant to Section 3.01 that continues unremedied for a period of two Business Days after the earliest of the date upon which (A) the Indenture Trustee, the Class A Note Insurer or any Holder provides written notification to the Servicer of such failure, or (B) the date on which an Authorized Officer obtains actual knowledge of such failure; or

                  (iii) any representation or warranty made by the Servicer in this Agreement, any other Transaction Document to which it is a party or in any certificate delivered by the Servicer hereunder proves to have been untrue or incorrect in any material respect when made and such untruth or incorrectness shall continue to be material and unremedied; provided, however, solely if such untruth or incorrectness is capable of being remedied, no such untruth or incorrectness shall constitute cause for termination hereunder for a period of 30 days after the earlier of (A) the date on which an Authorized Officer obtains actual knowledge of such failure or (B) the Servicer's receipt of notice from any Company or the Indenture Trustee so long as the Servicer is diligently proceeding to remedy such untruth or incorrectness and shall in fact remedy such untruth or incorrectness within such period; provided, however, such untrue or incorrect representation or warranty shall be deemed to be remediable or remedied only after all adverse consequences thereof, if any, can be and have been remedied as applicable; or

                  (iv) any failure on the part of the Servicer duly to observe or to perform in any material respect any covenant or agreement of the Servicer (including the furnishing of documents) set forth in this Agreement or any other Transaction Document to which it is a party (including if the Servicer is also acting as the Manager, of its duties as the Manager), which failure, if such failure is curable, continues unremedied for a period of 30 days after the earlier to occur of (A) the date on which written notice of such failure or breach, requiring the situation giving rise to such failure or breach to be remedied, shall have been given to the Servicer by the Indenture Trustee, the Backup Servicer, the Class A Note Insurer, each Company or any Holder or (B) the date on which an Authorized Officer of the Servicer obtains actual knowledge of such failure; or

                  (v) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or (B) a decree or order adjudging the Servicer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Servicer under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Servicer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any of the foregoing unstayed and in effect for a period of 45 consecutive days; or

                  (vi) the commencement by the Servicer of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Servicer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Servicer in furtherance of any such action; or

                  (vii) any assignment by the Servicer to a delegate of its duties or rights hereunder, except as specifically permitted hereunder, or any attempt to make such an assignment; or

                  (viii) a final nonappealable judgment of a court of competent jurisdiction for more than $1,000,000 shall be entered against the Servicer and shall not be stayed, vacated, bonded, paid or discharged within 45 days; or

                  (ix) the Servicer shall fail to pay, when and as the same shall become due and payable (after giving effect to any applicable grace period), any principal or interest, regardless of amount, due in respect of any indebtedness of the Servicer in a principal amount in excess of $5,000,000 or any event shall occur with respect to any such indebtedness, the effect of which is to cause, or allow the holder thereof to cause, such indebtedness to become due before its stated maturity; or

                  (x) the Servicer shall cease to be engaged in the railcar servicing business (unless the Backup Servicer is acting as Servicer); or

                  (xi) the existence of a Rapid Amortization Event of the nature described in clause (b) of the definition of "Rapid Amortization Event" contained in the Indenture; or

                  (xii) the failure of the Initial Servicer to maintain a ratio of long term debt minus the non-recourse portion of long term debt to Tangible Net Worth of not more that 1.25 to 1; or

                  (xiii) so long as the Initial Servicer is the Servicer, the occurrence of a Change of Control; or

                  (xiv) so long as the Servicer or any Affiliate thereof is acting as Manager, the occurrence of a Manager Event of Termination pursuant to Section 6.01 of the Management Agreement;

then, and in each and every case, so long as a Servicer Event of Termination shall not have been remedied within any applicable period set forth above, the Indenture Trustee shall, at the direction of the Controlling Party, or may, with the consent of the Controlling Party, by notice (the "Servicer Termination Notice") then given in writing to the Servicer, terminate all, but not less than all, of the rights (other than any rights to receive, subject to the priority of payments set forth in Section 12.02(d) or Section 6.08 of the Indenture, as applicable, all amounts owed to the Servicer, including but not limited to the Servicer Fee accrued up to the effective date specified by the Servicer Termination Notice) and obligations of the Servicer under this Agreement, which termination shall be effective as of the date of such Servicer Termination Notice or such later date as such Servicer Termination Notice may specify.

         (b)      The Servicer may not be terminated in whole or in part, unless
(i) a successor Servicer (the "Successor Servicer") has been appointed by the Indenture Trustee (acting at the direction of the Controlling Party) and (ii) such Successor Servicer has accepted such appointment. Any Successor Servicer shall be located in the United States and be acceptable to the Controlling Party. Any Successor Servicer, however appointed, shall execute and deliver to the Class A Note Insurer, the Backup Servicer (if not the Successor Servicer), the Indenture Trustee, each Company and to the predecessor Servicer an instrument accepting such appointment, including customary confidentiality provisions in favor of the predecessor Servicer and each Company, and thereupon such Successor Servicer, without further act, shall become vested with all the rights, powers, duties and trusts of the predecessor Servicer hereunder with like effect as if originally named the Servicer herein.

         (c) On and after the time the Servicer receives a Servicer Termination Notice pursuant to this Section 6.01, all authority and power of the Servicer under this Agreement shall pass to the Successor Servicer appointed pursuant to Section 6.02, and, without limitation, such Successor Servicer is hereby authorized and empowered to execute and deliver, as Servicer and on behalf of each Company, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Servicer Termination Notice, whether to complete the transfer of the Lease Files and related documents or otherwise.

         (d) Upon becoming Successor Servicer, the Successor Servicer will make arrangements for the prompt and safe transfer of all Lease Files to it from the terminated Servicer and any other relevant parties, at the expense of the terminated Servicer.

         (e) The terminated Servicer shall cooperate with the Indenture Trustee and the Successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer hereunder and the transition of the servicing to the Successor Servicer, including, without limitation, (i) by transferring to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in any Collection Account or any Lockbox Account or thereafter received with respect to Leases (and in accordance therewith, the Indenture Trustee shall have the right to access amounts on deposit in any Lockbox Account), (ii) by assisting the Successor Servicer in enforcing all rights under Insurance Policies to the extent that they relate to the Leases, the Railcars and the other Railcar Assets, (iii) by transferring, at its own expense, its electronic records relating to such Leases, Railcars and other Railcar Assets to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request, (iv) by transferring the related Lease Files and all other records, correspondence and documents relating to the Leases, Railcars and other Railcar Assets that it may possess to the Successor Servicer in the manner and at such times as the Successor Servicer shall reasonably request and (v) by responding to all reasonable requests of the Successor Servicer.

         Section 6.02. Backup Servicer to Act; Appointment of Successor; Acting as Manager. (a) Subject to Section 6.01, on and after the time the Servicer receives a Servicer Termination Notice pursuant to Section 6.01, the Backup Servicer shall, unless prevented by law (in which case such other Successor Servicer as shall be appointed by the Indenture Trustee acting at the direction of the Controlling Party), without further action be the Successor Servicer, and, to the extent provided in Section 6.01, shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that any Successor Servicer shall not (i) be liable for any acts or omissions of the outgoing Servicer or for any breach by the outgoing Servicer of any of its representations and warranties contained herein or in any related document or agreement, or (ii) be required to deliver financial reports pursuant to Section 3.02(h). Subject to the consent of the Controlling Party, the Successor Servicer may subcontract with another firm to act as subservicer so long as the Successor Servicer remains fully responsible and accountable for performance of all obligations of the Servicer. The Successor Servicer shall be entitled to the Servicer Fee in connection with acting as Servicer hereunder.

         (b) The Servicer, the Backup Servicer, the Indenture Trustee and such Successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Successor Servicer and the Indenture Trustee shall be reimbursed for their respective expenses, if any, incurred in connection with the assumption of responsibilities of the Successor Servicer as provided for in Section 12.02(d) or Section 6.08 of the Indenture. In addition, the Successor Servicer shall be reimbursed for any fees and expenses paid to any third party legal or other advisors incurred in connection with the performance of its duties under this Agreement, as provided for in Section 12.02(d) or Section 6.08 of the Indenture.

         (c) If the Servicer is also acting as Manager under the Management Agreement, upon any resignation of the Manager, the Servicer will also be required to resign as Servicer. The Manager and Servicer shall at all times be the same Person.

         Section 6.03. Notification to Holders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VI, the Indenture Trustee shall give prompt written notice thereof to the Holders at their respective addresses appearing in the Note Register.

         Section 6.04. Waiver of Breaches and Defaults. The Indenture Trustee shall, at the direction of the Controlling Party, waive any events permitting removal of the Servicer under Section 6.01. Upon any waiver of a past default, such default shall cease to exist, and any Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

         Section 6.05. Effects of Termination of Servicer. (a) Upon the appointment of the Successor Servicer, the Servicer shall immediately remit any Rents or other payments that it has received or receives pursuant to any Lease or otherwise to the Successor Servicer for the benefit of the Holders and the Relevant Company after such date of appointment.

         (b) After the delivery of a Servicer Termination Notice and appointment of a Successor Servicer, the former Servicer shall have no further obligations with respect to the servicing of the Leases or the enforcement, custody or collection of the Leases, and the Successor Servicer shall have all of such obligations, except that the former Servicer will transmit or cause to be transmitted directly to the Successor Servicer for the benefit of the Holders, promptly upon receipt and in the same form in which received, any amounts held by the former Servicer (properly endorsed where required for the Successor Servicer to collect them) received as payments upon or otherwise in connection with the Leases, the Railcars or the other Railcar Assets. The former Servicer's indemnification obligations pursuant to Section 5.03 will survive the termination of the Servicer hereunder but will not extend to any acts or omissions of a Successor Servicer.

         (c) A Servicer Event of Termination shall not affect the rights and duties of the parties hereunder (including, but not limited to, the obligations and indemnities of the Servicer pursuant to Section 5.03) other than those relating to the servicing, custody or collection of the Leases, the Railcars and the other Railcar Assets.

         (d) The predecessor Servicer shall defend, indemnify and hold the Successor Servicer and any officers, directors, employees or agents of the Successor Servicer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees, and expenses that the Successor Servicer may sustain in connection with the claims asserted at any time by third parties against the Successor Servicer which result from (i) any willful, bad faith or grossly negligent act taken or omission by the predecessor Servicer or

(ii) a breach by the predecessor Servicer of an express obligation of the Servicer hereunder. The indemnification provided by this Section 6.05(d) shall survive the termination of this Agreement.

         (e) The Successor Servicer will not be responsible for delays attributable to the predecessor Servicer's failure to deliver information, defects in the information supplied by the terminated Servicer or other circumstances beyond the control of the Successor Servicer.

         The Successor Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Successor Servicer acting reasonably and in accordance with information prepared or supplied by a Person other than the Successor Servicer or the failure of any such Person to prepare or provide such information. The Successor Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the terminated Servicer, or for any inaccuracy or omission in a notice or communication received by the Successor Servicer from any third party or (ii) which is due to or results from the invalidity or unenforceability of any Lease under applicable law or the breach or the inaccuracy of any representation or warranty made by the terminated Servicer. The Successor Servicer shall not be liable for any acts or omissions of the Servicer occurring prior to such Servicer transfer or for any breach by the Servicer of any of its representations and warranties contained herein or in any related document or agreement.

         Notwithstanding anything contained in this Agreement to the contrary, the Successor Servicer is authorized to accept and rely on all of the accounting, records (including computer records) and work of the terminated Servicer relating to the Leases, the Railcars and the other Railcar Assets (collectively, the "Predecessor Servicer Work Product") without any audit or other examination thereof, and the Successor Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, "Errors") exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Successor Servicer making or continuing any Errors (collectively, "Continued Errors"), the Successor Servicer shall have no duty, responsibility, obligation or liability for such Continued Errors; provided, however, that the Successor Servicer agrees to use its best efforts to prevent further Continued Errors. In the event that the Successor Servicer becomes aware of Errors or Continued Errors, the Successor Servicer shall, with the prior consent of the Controlling Party, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors. The Successor Servicer shall be entitled to recover its costs thereby expended in accordance with Section 12.02(d) or Section 6.08, as applicable, of the Indenture.

         Section 6.06. Rights Cumulative. All rights and remedies from time to time enforced upon or reserved to each Company, the Class A Note Insurer, the Backup Servicer, the Indenture Trustee or the Holders or to any or all of the foregoing are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy of each Company, the Indenture Trustee or the Holders may be exercised from time to time and as often as deemed expedient.

                                   ARTICLE VII

                               THE BACKUP SERVICER

         Section 7.01. Representations of Backup Servicer. The Backup Servicer makes the following representations and warranties:

                  (a) Corporate Existence and Power. The Backup Servicer has been duly organized and is validly existing and in good standing as a national banking association under the laws of the United States of America, with all requisite power and authority to own its properties and to transact the business in which it is now engaged, and the Backup Servicer is duly qualified to do business and is in good standing in each state where the nature of its business requires it to be so qualified except where failure to so qualify would not have a Material Adverse Effect on the Backup Servicer or its ability to perform its obligations under this Agreement. The Backup Servicer has all requisite power and authority and has taken all action necessary to enter into this Agreement and the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Backup Servicer of this Agreement are within the Backup Servicer's powers, have been duly authorized by all necessary action and do not contravene any applicable Law, the Backup Servicer's organizational documents or any contractual or other obligation binding on or affecting the Backup Servicer or any of its assts.

                  (b) No Conflict. The performance of the Backup Servicer's obligations under this Agreement and each other Transaction Document to which it is a party will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than as contemplated by this Agreement and the other Transaction Documents, and other than Permitted Liens) upon any of the property or assets of the Backup Servicer pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of any charter document of the Backup Servicer or any statute or any order, rule or regulation of any court or Governmental Authority having jurisdiction over it or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court, or any such Governmental Authority is required for the consummation of the other transactions contemplated by this Agreement or any other Transaction Document to which it is a party except such consents, approvals and authorizations which have been obtained or such registrations or qualifications which have been made.

                  (c) Due Authorization, Execution and Delivery. Each Transaction Document to which the Backup Servicer is a party has been duly authorized, executed and delivered by the Backup Servicer and each such Transaction Document is a valid and legally binding agreement of the Backup Servicer, enforceable against the Backup Servicer in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity.

         Section 7.02. Merger or Consolidation of, or Assumption of the Obligations of, Backup Servicer. Any Person (a) into which the Backup Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Backup Servicer shall be a party, or (c) which may succeed to the properties and assets of the Backup Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Backup Servicer hereunder, shall be the successor to the Backup Servicer under this Agreement without any further act on the part of any of the parties to this Agreement.

         Section 7.03. Backup Servicer Resignation. The Backup Servicer shall not resign from its obligations and duties under this Agreement except upon determination that the performance of its duties shall no longer be permissible under applicable law (any such determination permitting the resignation of the Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Class A Note Insurer). Upon the Backup Servicer's resignation pursuant to this Section 7.03, the Backup Servicer shall comply with the provisions of this Agreement until the acceptance of a successor Backup Servicer.

         The Backup Servicer shall consult fully with the Servicer as may be necessary from time to time to perform or carry out the Backup Servicer's obligations hereunder, including the obligation to succeed at any time to the duties and obligations of the Servicer under Section 6.02.

         Section 7.04. Duties and Responsibilities. (a) The Backup Servicer shall perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Backup Servicer.

         (b) In the absence of bad faith, willful misconduct or negligence on its part, the Backup Servicer may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Backup Servicer and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions, which by any provision hereof are specifically required to be furnished to the Backup Servicer, the Backup Servicer shall be under a duty to examine the same and to determine whether or not they conform to the requirements of this Agreement.

         Section 7.05. Backup Servicer Compensation. As compensation to the Backup Servicer for the performance of services hereunder, the Backup Servicer shall be entitled to receive the Backup Servicer Fee, which shall be paid to the Backup Servicer on each Payment Date in accordance with, and subject to the priority of payment provisions of, Section 12.02(d) or Section 6.08, as applicable, of the Indenture.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         Section 8.01. Termination of Agreement. (a) Except where otherwise expressly noted herein, the respective duties and obligations of the Servicer, each Company, the Backup Servicer and the Indenture Trustee created by this Agreement shall terminate upon the discharge of the Indenture in accordance with its terms. Upon the termination of this Agreement pursuant to this Section 8.01(a), the Servicer shall pay all monies with respect to the Leases, the Lease Receivables and the Railcars held by the Servicer and to which the Servicer is not entitled to the Successor Servicer or upon the Successor Servicer's order.

         (b) This Agreement shall not be automatically terminated as a result of an Event of Default under the Indenture or any action taken by the Indenture Trustee thereafter with respect thereto, and any liquidation or preservation of any property held as contemplated in the Indenture by the Indenture Trustee thereafter shall be subject to the rights of the Servicer to manage the Railcars as provided hereunder.

         Section 8.02. Amendments. (a) This Agreement may be amended by the parties hereto, without the consent of any Holders but with the consent of the Class A Note Insurer (so long as no Class A Note Insurer Default shall have occurred and is continuing), to cure any ambiguity, to correct or supplement any provisions in this Agreement which are inconsistent with the provisions herein, or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that the Rating Agency Condition shall have been met.

         (b) This Agreement may also be amended from time to time by the parties hereto with the prior written consent of the Controlling Party for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders.

         (c)      Prior to the execution of any amendment or consent under this
Section 8.02, the Servicer shall furnish written notification of the substance of such amendment or consent, together with a copy thereof, to each Rating Agency.

         (d) Promptly after the execution of any such amendment, the Servicer shall furnish a written copy of the text of such amendment (and any consent required with respect thereto) to the other parties hereto, the Class A
Note Insurer and to each Holder.

         (e) Approval of the particular form of any proposed amendment or consent shall not be necessary for the consent of any Holders, if required under
Section 8.02(b), but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Holders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

         (f) The Indenture Trustee may request an Opinion of Counsel, an Officer's Certificate and such other opinions, certificates and documents as it deems advisable in connection with any proposed amendment of this Agreement. The Indenture Trustee may, but shall not be obligated to, execute and deliver any such amendment which affects that Indenture Trustee's rights, powers, immunities or indemnifications hereunder.

         Section 8.03. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 1402 OF THE GENERAL OBLIGATIONS LAWS, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 8.04. Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified United States mail, postage prepaid, or by telephonic facsimile transmission and overnight delivery service, postage prepaid, and addressed, in each case as follows: (a) if to NARCAT, at 480 W. Dussel Drive, Suite R, Maumee, Ohio 43537; (b) if to CARCAT, at 480 W. Dussel Drive, Suite R, Maumee, Ohio 43537; (c) if to NARCAT Mexico, at 480 W. Dussel Drive, Suite R, Maumee, Ohio 43537; (d) if to the Servicer, at The Andersons Inc., 480 W. Dussel Drive, Maumee, Ohio 43537, Attention: Betsy Hall, Esq. (facsimile: (419) 491-6695); (e) if to the Indenture Trustee or the Backup Servicer, at Wells Fargo Bank, National Association, MAC N9311-161, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services -- Asset-Backed Administration (facsimile: (612) 667-3539); (f) if to any Holder, at its address for notices specified in the Register for the Notes maintained pursuant to the Indenture and (g) if to the Class A Note Insurer, at the address specified in the Indenture. Any of the Persons in subclauses (a) through (e) and
(g) above may change the address for notices hereunder by giving notice of such change to other Persons. Any change of address shown in the Note Register shall, after the date of such change, be effective to change the address for such Holder hereunder. The Indenture Trustee shall provide all parties hereto with notice of any change of address shown in the Note Register. All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer of the Person entitled to receive such notices and demands at the address of such Person for notices hereunder.

         Section 8.05. Severability of Provisions. If one or more of the provisions of this Agreement shall be for any reason whatever held invalid, such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of such remaining provisions, the rights of any parties hereto, or the rights of the Class A Note Insurer, the Backup Servicer, the Indenture Trustee or any Holders. To the extent permitted by law, the parties hereto hereby waive any provision of law which renders any provision of this Agreement prohibited or unenforceable in any respect.

         Section 8.06. Inspection and Examination Rights. The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Class A Note Insurer, the Backup Servicer, the Indenture Trustee, the Controlling Party or any Company, during the Servicer's normal business hours, to examine all the Lease Files, books of account, records, reports and other papers of the Servicer relating to the Railcar Assets and related documents, to make copies and extracts therefrom, to cause such books to be examined by independent certified public accountants selected by the Class A Note Insurer, the Backup Servicer, the Indenture Trustee, the Controlling Party or any Company, as the case may be, and to discuss its affairs, finances and accounts relating to the Railcar Assets with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Class A Note Insurer, the Backup Servicer, the Indenture Trustee or any Company of any right under this Section 8.06 shall be borne by the Initial Servicer, except that only the first examination in any year by the Class A Note Insurer, the Backup Servicer, the Indenture Trustee or the Controlling Party will be at the Initial Manager's expense (unless there has occurred and is continuing a Manager Event of Termination (if the Manager is also the Servicer), a Servicer Event of Termination or a Rapid Amortization Event (or any event which, with the giving of notice or passage of time, would constitute any such event), in each of which cases each such examination shall be at the expense of the Manager)), or if a Successor Servicer other than an Affiliate of the Initial Servicer is then acting as Servicer, such expense shall be borne by the party exercising such right of inspection; provided, however, that in no event shall the Class A Note Insurer, the Backup Servicer, the Indenture Trustee, the Controlling Party or any Company be entitled to any expenses hereunder for which it has been previously reimbursed pursuant to
Section 8.06 of the Management Agreement.

         Section 8.07. Binding Effect. All provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         Section 8.08. Article Headings. The article headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         Section 8.09. Legal Holidays. In the case where the date on which any action required to be taken, document required to be delivered or payment required to be made is not a Business Day, such action, delivery or payment need not be made on such date, but may be made on the next succeeding Business Day.

         Section 8.10. Assignment for Security for the Notes. The Servicer understands that each Company will assign to, and grant to the Indenture Trustee under the Indenture a security interest in, all of its right, title and interest to this Agreement. The Servicer consents to such assignment and grant and further agrees that all representations, warranties, covenants, and agreements of the Servicer made herein shall also be for the benefit of and inure to the Class A Note Insurer, the Indenture Trustee and the Holders.

         Section 8.11. Servicing Agreement to Control. To the extent of any inconsistency between the provisions of this Servicing Agreement and the Management Agreement as to the obligations or responsibilities of the Servicer to service or administer the Leases, the provisions of this Servicing Agreement shall control.

         Section 8.12. Third-Party Beneficiaries. The Class A Note Insurer and its successors and assigns shall be third-party beneficiaries to the provisions of this Agreement, and shall be entitled to rely upon and directly enforce such provisions of this Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the Class A Note Insurer, the parties hereto and their successors hereunder and permitted assigns, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         Section 8.13. No Bankruptcy Petition. The Servicer hereby covenants and agrees for the benefit of each of the parties hereto, the Indenture Trustee and each of the other Secured Parties, that, prior to the date which is one year and one day after the payment in full of all obligations of each of the Companies, it will not institute against any Company, or join any other Person in instituting against any Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States, any state of the United States or any foreign jurisdiction. Each Company hereby covenants and agrees for the benefit of each of the parties hereto, the Indenture Trustee and each of the other Secured Parties, that, prior to the date which is one year and one day after the payment in full of all obligations of the Servicer and each other Company, it will not institute against the Servicer or any other Company, or join any other Person in instituting against the Servicer or any other Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States, any state of the United States or any foreign jurisdiction. This Section 8.13 shall survive the termination of this Agreement.

         IN WITNESS WHEREOF, each Company, the Servicer, the Indenture Trustee and the Backup Servicer have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date and year first above written.

                                     NARCAT LLC

                                     By /s/Rasesh H. Shah
                                        -------------------------------------
                                        Name: Rasesh H. Shah
                                        Title: Manager

                                     CARCAT ULC

                                     By /s/Rasesh H. Shah
                                        -------------------------------------
                                        Name: Rasesh H. Shah
                                        Title:  President/Secretary

                                     NARCAT MEXICO, S. DE R.L. DE C.V.

                                     By /s/Rasesh H. Shah
                                        -------------------------------------
                                        Name: Rasesh H. Shah
                                        Title:  Legal Representative

                                     THE ANDERSONS, INC.

                                     By /s/Gary Smith
                                        -------------------------------------
                                        Name: Gary Smith
                                        Title:  Vice President,
                                                Finance and Treasurer

                                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        as Indenture Trustee and as Backup
                                        Servicer

                                     By /s/Joe Nardi
                                        Name: Joe Nardi
                                        Title: Vice President